PRESS RELEASE Steve Cantor VP of Corporate Relations T +1 978-436-6500 irelations@entegris.com

Exhibit 99.1
FOR RELEASE
ENTEGRIS DECLARES QUARTERLY CASH DIVIDEND

BILLERICA, Mass., January 17, 2018 - Entegris, Inc. (NasdaqGS: ENTG), a leading specialty materials provider, today announced that its Board of Directors has authorized a quarterly cash dividend of $0.07 per share to be paid on February 21, 2018 to shareholders of record on the close of business on January 31, 2018.
ABOUT ENTEGRIS
Entegris is a leading specialty materials provider for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

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ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745